UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 3, 2014

Dendreon Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35546	22-3203193
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 2nd Avenue, Seattle, Washington	98101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 256-4545

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On June 3, 2014, John H. Johnson, Chairman of the Board of Directors (the “Board”), President and Chief Executive Officer of Dendreon Corporation (the “Company”), notified the Company that he is resigning from the Board, effective immediately, and resigning as President and Chief Executive Officer, effective August 15, 2014. Mr. Johnson’s resignation is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. With Mr. Johnson’s departure from the Board, Lead Independent Director Douglas G. Watson has been elected as Chairman of the Board.

(e)	In connection with his resignation, Mr. Johnson entered into a Transition and Separation Agreement with the Company, dated June 9, 2014 (the “Separation Agreement”). Under the terms of the Separation Agreement, Mr. Johnson agreed to continue to serve as President and Chief Executive Officer of the Company, in accordance with the terms of his employment agreement with the Company, until August 15, 2014. In exchange for this commitment, the Company shall pay Mr. Johnson the following amounts within 30 days following August 15, 2014: (i) $198,000, less applicable withholding amounts, if Mr. Johnson remains employed with the Company through August 15, 2014; (ii) $75,000, less applicable withholding amounts, if the Company executes and delivers a contract manufacturing agreement with a third party on or before August 15, 2014 and Mr. Johnson is employed by the Company through such execution date; and (iii) $75,000, less applicable withholding amounts, if the Company executes and delivers a co-promotion agreement on or before August 15, 2014 with a third party that provides that the Company will detail one or more of such third party’s products in exchange for reimbursement of a portion of the Company’s sales costs and Mr. Johnson is employed by the Company through such execution date.

Pursuant to the terms of the Separation Agreement, any vested equity compensation awards held by Mr. Johnson as of August 15, 2014 shall be treated in accordance with the terms of the applicable plan and award agreement. All unvested equity compensation awards held by Mr. Johnson as of August 15, 2014 shall terminate as of such date and shall be of no further force or effect.

The Separation Agreement also includes mutual non-disparagement provisions.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The full text of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Transition and Separation Agreement, dated June 9, 2014.

99.1	Dendreon Corporation press release dated June 9, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

Date: June 9, 2014	/s/ Robert Crotty
Robert Crotty
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Transition and Separation Agreement, dated June 9, 2014.

99.1	Dendreon Corporation press release dated June 9, 2014.